UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2006

THE BOMBAY COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-7832 (Commission File Number)	75-1475223 (I.R.S. Employer Identification No.)
550 Bailey Avenue, Fort Worth, Texas 76107 (Address of Principal Executive Offices) (Zip Code)
(817) 347-8200 Registrant’s Telephone Number, Including Area Code
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 - Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement

The Board of Directors of the Company has adopted the 2006 Non-Employee Director Stock Payment Plan (the “Plan”) effective January 29, 2006, subject to approval at the 2006 annual meeting of shareholders. The purpose of the Plan is to provide a means by which non-employee directors of the Company will be given an opportunity to elect to receive the fees paid to them for service on the Board and its Committees in the form of Bombay common stock or to defer the receipt of such fees in the form of deferred stock units distributable at a future date in the form of common stock. The Plan provides that 50% of Board and Committee Chair retainers for each non-employee director shall be paid in common stock or deferred stock units. If the non-employee director elects to defer his or her fees into stock units, the director is entitled to receive an additional 25% matching contribution, also in the form of stock units. The Board has authorized the use of 200,000 shares of common stock, subject to adjustments as provided in the Plan, to be used to pay the fees for Board service. A copy of the Plan is attached as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 26, 2006, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOMBAY COMPANY, INC.
(Registrant)

Date: January 26, 2006               /S/ ELAINE D. CROWLEY
Elaine D. Crowley
Senior Vice President, Chief Financial
Officer and Treasurer